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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 22, 1999

                                  AVNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW YORK                         1-4224                        11-1890605
 (STATE OR OTHER JURISDICTION             (COMMISSION                  (I.R.S. EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                 IDENTIFICATION NO.)

          2211 SOUTH 47TH STREET, PHOENIX, ARIZONA                        85034
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE -- (480) 643-2000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

     In connection with a Registration Statement on Form S-3 to be filed by Avnet, Inc. ("Avnet"), the following pro forma financial information relating to the acquisition by Avnet of Marshall Industries ("Marshall") on October 20, 1999 is filed herewith. The acquisition was previously reported in a Form 8-K of Avnet bearing cover date of October 20, 1999.

                                                              PAGES
                                                              -----
Unaudited Pro Forma Condensed Consolidated Financial
  Statements
Introduction................................................      3
Pro Forma Condensed Consolidated Statement of Income for the
  first quarter ended October 1, 1999.......................      4
Pro Forma Condensed Consolidated Balance Sheet as of October
  1, 1999...................................................      5
Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements......................................      6

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  INTRODUCTION

     The following unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the merger of Marshall into Avnet and include an unaudited Pro Forma Condensed Consolidated Statement of Income for the first quarter ended October 1, 1999 and an unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 1, 1999. The pro forma financial statements are based on the historical consolidated financial statements of Avnet as of and for the first quarter ended October 1, 1999 and the historical consolidated financial statements of Marshall as of and for the first quarter ended August 31, 1999.

     The unaudited Pro Forma Condensed Consolidated Statement of Income for the first quarter ended October 1, 1999 assumes that the merger had been consummated as of the first day of the quarter presented (July 3, 1999), and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 1, 1999 assumes that the merger was consummated on October 1, 1999.

     The pro forma adjustments are based on the Amended and Restated Agreement and Plan of Merger dated as of June 25, 1999, between Avnet and Marshall and related agreements, under which Marshall shareholders received cash and/or Avnet common stock for their shares of Marshall common stock. For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the value of the Avnet common stock issued is based upon the average closing price of Avnet common stock for a period commencing two trading days before and ending two trading days after the October 12, 1999 measurement date, the day on which the exchange ratio for the Avnet stock component of the purchase price was determined pursuant to the Merger Agreement, and on the 16,687,614 shares of Marshall common stock outstanding on the October 20, 1999 effective date of the merger, plus the number of options on Marshall common stock outstanding on the effective date which were converted to options on Avnet common stock. The estimated aggregate amount to be allocated to the assets acquired consists of (in thousands):

Avnet common shares issued to Marshall shareholders.........  $269,309
Cash paid to Marshall shareholders..........................   326,798
Avnet stock options (net of tax effect).....................     6,985
Estimated costs and expenses of the merger..................    11,500
                                                              --------
                                                              $614,592
                                                              ========

     The pro forma adjustments are based on preliminary estimates, which are derived from available information and certain assumptions. Although Avnet believes, based on available information, that the fair values and allocation of the merger consideration included in the unaudited pro forma condensed consolidated financial statements are reasonable estimates, final purchase accounting adjustments will be made on the basis of future evaluations and estimates. As a result, the final allocation of costs related to the merger may differ significantly from that presented herein. The unaudited Pro Forma Condensed Consolidated Statement of Income excludes any potential benefits that might result from the merger due to synergies that may be derived and from the elimination of any duplicate costs. In addition, the pro forma adjustments do not reflect possible acquisition related costs relating to restructuring, integration, abandonment of assets and other similar items, which could result in significant other charges. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results that actually would have occurred if the merger occurred on October 1, 1999 or of results which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (1) the notes to the unaudited pro forma condensed consolidated financial statements which appear in this report; (2) the historical condensed consolidated financial statements and accompanying notes for Marshall at August 31, 1999 and for the first quarter then ended, which appear in Avnet's Current Report on Form 8-K bearing cover date of October 20, 1999; and (3) the historical condensed consolidated financial statements and accompanying notes for Avnet at October 1, 1999 and for the quarter then ended, which appear in its Quarterly Report on Form 10-Q for the first quarter ended October 1, 1999.

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

                      AVNET, INC. AND MARSHALL INDUSTRIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE FIRST QUARTER ENDED OCTOBER 1, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated statement of income for the first quarter ended October 1, 1999 assumes that the merger was completed as of July 3, 1999.

                                                       FIRST QUARTER ENDED OCTOBER 1, 1999
                                              -----------------------------------------------------
                                                                         PRO FORMA
                                               AVNET(1)    MARSHALL    ADJUSTMENTS(A)    PRO FORMA
                                              ----------   --------    --------------    ----------
Sales.......................................  $1,654,323   $446,937                      $2,101,260
Cost of sales...............................   1,423,520    379,628                       1,803,148
                                              ----------   --------                      ----------
Gross profit................................     230,803     67,309                         298,112
Operating expenses..........................     182,360     49,178       $ 1,142(b)        232,680
                                              ----------   --------       -------        ----------
Operating income............................      48,443     18,131        (1,142)           65,432
Interest expense............................      (9,866)    (2,792)       (3,322)(c)       (15,980)
Other income (expense), net.................         813       (548)         (572)(c)          (307)
                                              ----------   --------       -------        ----------
Income before taxes.........................      39,390     14,791        (5,036)           49,145
Income taxes................................      17,244      6,343        (1,578)(d)        22,009
                                              ----------   --------       -------        ----------
Net income..................................  $   22,146   $  8,448       $(3,458)       $   27,136
                                              ==========   ========       =======        ==========
Earnings per share(e):
  Basic.....................................  $     0.63                                 $     0.65
                                              ==========                                 ==========
  Diluted...................................  $     0.63                                 $     0.64
                                              ==========                                 ==========
Shares used to compute earnings per
  share(e):
  Basic.....................................      35,200                                     42,018
                                              ==========                                 ==========
  Diluted...................................      35,405                                     42,400
                                              ==========                                 ==========

---------------
(1) The condensed consolidated statement of income for Avnet for its first quarter ended October 1, 1999 includes incremental special charges associated with the reorganization of its Electronics Marketing European operations consisting primarily of costs related to the consolidation of warehousing operations. The negative effect on first quarter pre-tax income, net income and diluted earnings per share were $6,112, $3,976 and $0.11, respectively.

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                      AVNET, INC. AND MARSHALL INDUSTRIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF OCTOBER 1, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated balance sheet as of October 1, 1999 assumes that the merger was completed at that date.

                                                            AS OF OCTOBER 1, 1999
                                            -----------------------------------------------------
                                                                       PRO FORMA
                                              AVNET       MARSHALL    ADJUSTMENTS      PRO FORMA
                                            ----------    --------    -----------      ----------
Assets:
Current assets:
     Cash and interest-bearing
       investments........................  $   92,850    $  1,697     $ (49,348)(a)   $   45,199
     Receivables..........................   1,048,937     227,939                      1,276,876
     Inventories..........................   1,144,668     343,993                      1,488,661
     Other................................      55,493      25,217                         80,710
                                            ----------    --------     ---------       ----------
       Total current assets...............   2,341,948     598,846       (49,348)       2,891,446
  Property, plant & equipment at cost,
     net..................................     209,705      37,612                        247,317
  Goodwill................................     391,308     116,427       200,169(b)       707,904
  Investments in unconsolidated
     affiliates...........................          --      41,260        (9,503)(b)       31,757
  Other assets............................     100,738       1,557         1,300(c)       103,595
                                            ----------    --------     ---------       ----------
       Total assets.......................  $3,043,699    $795,702     $ 142,618       $3,982,019
                                            ==========    ========     =========       ==========
Liabilities:
  Current liabilities:
     Borrowings due within one year.......  $      825    $ 18,750     $ (18,750)(c)   $      825
     Accounts payable.....................     596,904     168,217                        765,121
     Accrued expenses and other...........     206,964      43,809        (4,760)(d)      246,013
                                            ----------    --------     ---------       ----------
       Total current liabilities..........     804,693     230,776       (23,510)       1,011,959
  Long-term debt, less due within one
     year.................................     818,791     141,000       309,000(c)     1,268,791
                                            ----------    --------     ---------       ----------
       Total liabilities..................   1,623,484     371,776       285,490        2,280,750
                                            ----------    --------     ---------       ----------
Shareholders' equity:
  Common stock............................      44,439      16,619       (16,619)(e)       44,439
  Additional paid-in capital..............     436,789      41,139      (163,548)(e)      314,380
  Retained earnings.......................   1,513,224     357,423      (357,423)(f)    1,513,224
  Cumulative translation adjustments......     (41,165)       (822)          822(f)       (41,165)
  Valuation adjustment....................          --       9,567        (9,567)(f)           --
  Common stock held in treasury...........    (533,072)         --       403,463(e)      (129,609)
                                            ----------    --------     ---------       ----------
       Total shareholders' equity.........   1,420,215     423,926      (142,872)       1,701,269
                                            ----------    --------     ---------       ----------
       Total liabilities and shareholders'
          equity..........................  $3,043,699    $795,702     $ 142,618       $3,982,019
                                            ==========    ========     =========       ==========

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

1. AVNET HISTORICAL FINANCIAL DATA

     The historical data presented represents the statement of income of Avnet for the first quarter ended October 1, 1999 and the balance sheet of Avnet as of October 1, 1999. The statement of income for the first quarter ended October 1, 1999 includes incremental special charges associated with the reorganization of Avnet's Electronics Marketing European operations consisting primarily of costs related to the consolidation of warehousing operations. The negative effect on first quarter pre-tax income, net income and diluted earnings per share were $6,112, $3,976 and $0.11, respectively. More detailed information can be found in the consolidated financial statements and the accompanying notes which appear in Avnet's Form 10-Q for the first quarter ended October 1, 1999.

2. MARSHALL HISTORICAL FINANCIAL DATA

     The historical data presented represents the statement of income for the first quarter ended August 31, 1999 and the balance sheet of Marshall as of August 31, 1999. The amount included in the line entitled "Interest expense and other -- net" in Marshall's consolidated statement of income for the first quarter ended August 31, 1999 which is not interest expense has been reclassified to "Other income (expense), net" on the Pro Forma Condensed Consolidated Statement of Income.

3. PRO FORMA ADJUSTMENTS -- CONDENSED CONSOLIDATED STATEMENT OF INCOME

     (a) Avnet expects to achieve operating efficiencies from the merger. It is anticipated that cost savings will result principally from such areas as warehousing, sales facilities, administration, operations and computer systems. Such anticipated cost savings have not been reflected in the accompanying pro forma condensed consolidated financial statements.

         In addition, the unaudited Pro Forma Condensed Consolidated Statement of Income does not reflect any sales attrition which may result from the merger or the portion of costs of the integration into Avnet of the Marshall business which will be charged to operations in fiscal 2000. Such one-time costs, which cannot be accurately estimated at this time, represent only those integration expenses related to Avnet. Costs related to Marshall as a result of the integration, which also cannot be accurately estimated at this time, will eventually be included in goodwill.

     (b) Adjustment to reflect the incremental amortization of estimated goodwill determined on a straight-line basis over 40 years resulting from the purchase accounting related to the merger amounting to $1,142. The amount of the incremental amortization of estimated goodwill takes into account the fact that the Marshall historical statements of income already include amortization of goodwill which will be part of the goodwill recorded by Avnet following the merger.

                          NOTES TO UNAUDITED PRO FORMA
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) Adjustment to reflect the net increase in interest expense and the decrease in interest income, based upon a presumption of, but not a commitment for, the execution of the transactions described below:

                                                                      QUARTER ENDED
                                                                       OCT. 1, 1999
                                                                      --------------
                                                                      (IN THOUSANDS)
        Proposed issuance of short-term borrowings at an assumed
          interest rate of 5.5%.....................................     $ 6,114
        Elimination of interest on certain Marshall debt which is
        assumed repaid..............................................      (2,792)
                                                                         -------
        Net increase in interest expense............................     $ 3,322
                                                                         =======
        Decrease in interest income (included in 'Other income
          (expense), net') resulting from the utilization of
          available cash and interest-bearing investments...........     $   572
                                                                         =======

       A 1/8% change in interest rates will result in a change in interest expense of $375 per annum.

     (d) The income tax impact, assuming an effective tax rate of 40.525%, applied to the deductible pro forma adjustments to the condensed consolidated statement of income described above. (Note: the amortization of goodwill described in note (b) above is not tax benefitted.)

     (e) Assumes the issuance of 6,818,000 shares of Avnet common stock from treasury to consummate the merger and additional diluted shares of 177,000 relating to the conversion of Marshall stock options into Avnet stock options.

4. PRO FORMA ADJUSTMENTS -- CONDENSED CONSOLIDATED BALANCE SHEET

     (a) Adjustments to reflect: (1) proceeds from the issuance of new debt, net of related debt issuance costs ($448,700), (2) payment of the cash portion of the merger consideration ($326,798), (3) repayment of Marshall debt (borrowings due within one year $18,750 and long-term debt $141,000) and (4) payment of direct costs associated with the merger ($11,500).

     (b) Adjustments to reflect the increase in cost in excess of net assets acquired attributable to the merger as follows:

                                                                      (IN THOUSANDS)
                                                                      --------------
        Components of purchase price:
        Common stock portion of merger consideration................     $269,309
        Cash portion of merger consideration........................      326,798
        Issuance of Avnet stock options in exchange for outstanding
          Marshall stock options....................................        6,985
        Estimated direct costs related to the merger (excludes
          write-off of assets and liabilities to be incurred as a
          result of the integration of Marshall into Avnet, the
          amount of which cannot be accurately estimated at this
          time).....................................................       11,500
                                                                         --------
                                                                          614,592
        Less:
        Book value of net assets acquired including cost in excess of net assets acquired on the books of Marshall amounting
          to $125,930...............................................      423,926
                                                                         --------
        Cost in excess of net assets acquired.......................     $190,666
                                                                         ========

        Note -- The total goodwill to be recorded by Avnet resulting from the merger is $316,596 ($190,666 indicated above and the $125,930 on the books of Marshall).

     (c) Adjustment to reflect: (1) retirement of Marshall debt (borrowings due within one year $18,750 and long-term debt $141,000), (2) proposed issuance of debt in connection with the merger ($450,000) and (3) debt issuance costs associated with new borrowings ($1,300).

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                          NOTES TO UNAUDITED PRO FORMA
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (d) Adjustment to record tax benefit related to the issuance of Avnet stock options in exchange for Marshall stock options.

     (e) Adjustment to reflect: (1) issuance of Avnet common stock from treasury in exchange for Marshall common stock (treasury shares $403,463 and reduction in additional paid-in capital $134,154), (2) increase in additional paid in capital related to the deferred compensation associated with the issuance of Avnet stock options in exchange for outstanding Marshall stock options ($11,745) and (3) elimination of Marshall common stock and additional paid-in capital (common stock $16,619 and additional paid-in capital $41,139).

     (f) Adjustment to reflect the elimination of Marshall retained earnings, cumulative translation adjustments and valuation adjustment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

        EXHIBIT NO.
        -----------
             2        Amended and Restated Agreement and Plan of Merger dated as of June 25, 1999, between Avnet, Inc. and Marshall
                      Industries, filed as Appendix A to the Joint Proxy
                      Statement/Prospectus constituting Part I of Avnet's
                      Registration Statement on Form S-4, Registration No.
                      333-86721, and incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AVNET, INC.
                                          (Registrant)

                                          By:     /s/ RAYMOND SADOWSKI
                                            ------------------------------------
                                            Raymond Sadowski
                                            Senior Vice President and
                                            Chief Financial Officer

Date: December 22, 1999

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